UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2006

VWR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-118658	91-1319190
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1310 Goshen Parkway
P.O. Box 2656
West Chester, PA	19380
(Address of principal executive offices)	(zip code)

(610) 431-1700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

As previously disclosed, CDRV Investors, Inc. (“CDRV Investors”), the indirect parent company of VWR International, Inc. (the “Registrant”), intends to sell, subject to market and specified closing conditions, $350 million aggregate principal amount of senior floating rate notes due 2011 (the “Notes”).  The Registrant intends to seek an amendment to the Registrant’s credit agreement for its senior secured credit facility to permit the Registrant and its subsidiaries to make dividends or distributions to CDRV Investors to allow CDRV Investors to pay cash interest on the Notes.  If such amendment is obtained, CDRV Investors intends to pay cash interest on the Notes, subject to the restricted payment covenants in the indentures governing the debt securities of CDRV Investors’ subsidiaries which may restrict the ability of CDRV Investors’ subsidiaries to make dividends or distributions to CDRV Investors to pay cash interest on the Notes. No assurance can be given that the Registrant will be able to amend the credit agreement on a timely basis or at all, or that CDRV Investors will be able to pay cash interest on the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VWR INTERNATIONAL, INC.

Date: November 28, 2006	By:	/s/ George Van Kula
Name: George Van Kula
Title: Senior Vice President, General Counsel and Secretary